UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	September 4, 2015

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Stockholders

The Annual Meeting of stockholders of RF Industries, Ltd. (“we,” “us,” “our” or the “Company”) was held on September 4, 2015. We filed our definitive proxy statement in connection with the Annual Meeting with the Securities and Exchange Commission on July 22, 2015 (which can be viewed at: www.sec.gov).

Our stockholders acted upon the following proposals at the Annual Meeting:

•	Proposal I: to elect Howard Hill and Joseph Benoit to serve as the Class II Directors;

•	Proposal II: to amend our 2010 Stock Incentive Plan to increase the number of shares of common stock available for issuance from 1,500,000 shares to 2,000,000 shares;

•	Proposal III: to conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement; and

•	Proposal IV: to ratify the selection of CohnReznick LLP, as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2015.

Voting Results

Proposal I: the results with respect to the election of Howard Hill and Joseph Benoit to serve as the Class II Directors were as follows:

Howard F. Hill (Class II)

“FOR” 4,425,665 Common stock	“WITHHOLD” 168,897 Common stock

Joseph Benoit (Class II)

“FOR” 4,452,752 Common stock	“WITHHOLD” 141,810 Common stock

In addition, there were 3,252,834 broker non-votes in connection with this proposal.

Proposal II: to amend our 2010 Stock Incentive Plan to increase the number of shares of common stock available for issuance from 1,500,000 shares to 2,000,000 shares, was approved with 3,993,975 “FOR” votes, 586,648 “AGAINST” votes and 11,939 “ABSTAIN” votes. In addition, there were 3,252,834 broker non-votes in connection with this proposal.

Proposal III: to conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement, was approved with 3,915,798 “FOR” votes, 551,710 “AGAINST” votes and 127,054 “ABSTAIN” votes. In addition, there were 3,252,834 broker non-votes in connection with this proposal.

Proposal IV: to ratify the selection of CohnReznick LLP, as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2015, was approved with 7,587,762 “FOR” votes, 157,813 “AGAINST” votes and 101,821 “ABSTAIN” votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 8, 2015	By:	/s/ Mark Turfler
Mark Turfler
Chief Financial Officer

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